Exhibit 99.1
WVT Announces Director Resignation
(Warwick, NY, July 28, 2006) Warwick Valley Telephone Company (Nasdaq: WWVY) (the “Company”) announced today that on July 26, 2006 Mrs. Corinna S. Lewis informed the Company that she would resign from the Company’s Board of Directors effective October 1, 2006, or earlier, if requested by the Company. Mrs. Lewis is chairman of the Governance and Nominating Committee, and serves as a member of the Audit Committee. Mrs. Lewis stated that she is resigning for personal reasons. The Company is considering several candidates to fill the vacancy on the Company’s Board that will be created by Mrs. Lewis’s resignation. Mrs. Lewis will continue to serve on the Governance and Nominating and Audit Committees until replacements are chosen.
Wisner Buckbee, Chairman of the Board, stated: “We all express our deep appreciation for the years of dedicated service provided to the Company by Mrs. Lewis”

CONTACT:	Warwick Valley Telephone Company Herbert Gareiss, Jr. President and CEO (845) 986-8080
Herbert Gareiss, Jr.
President & Chief Executive Officer
WVT Communications
47 Main Street
Warwick, NY 10990
Office: 845-986-2100
Fax: 845-986-6699